Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made as of the “Lease Date” (as defined in Section 36 herein) by and between VALWOOD SERVICE CENTER I, LTD., a Texas Limited Partnership, consisting of NN, Inc., a Texas corporation, and 139 Diplomat, Inc., a Texas corporation (“Landlord”), and ORCHID CELLMARK INC., a Delaware corporation (“Tenant”) (the words “Landlord” and “Tenant” to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

WITNESSETH:

1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

(a)	Demised Premises Address:	13988 Diplomat Drive, Suite 100 Farmers Branch, Texas 75234

(b)	Demised Premises Square Footage:	approximately 21,106 sq. ft.

(c)	Building Square Footage:	approximately 47,414 sq. ft.

(d)	Annual Base Rent:	None.

(e)	Monthly Base Rent Installments:	None.

(f)	Lease Commencement Date: October 15, 2005 (subject to the terms of Section 17(b) of this Lease)

(g)	Base Rent Commencement Date: October 15, 2005 (subject to the terms of Section 17(b) of this Lease)

(h)	Expiration Date: December 14, 2005 (subject to the terms of Section 17(b) of this Lease)

(i)	Term: 2 months

(j)	Tenant’s Operating Expense Percentage: 44.51%

(k)	Security Deposit: $19,347.17.

(l)	Permitted Use: General office, scientific research, development and administrative offices, medical laboratory, biological testing, and related employee training, employee lunch and/or kitchen uses, and warehousing and/or support facilities as needed, provided such related uses are not in violation of federal, state and/or local building and occupancy codes.

(m)	Passenger Vehicle Parking Provided: 84

(n)	Address for notice:

Landlord:	Valwood Service Center I, Ltd. 8150 N. Central Expressway, Suite 835 Dallas, Texas 75206
Attn: T. Weldon Davis

Tenant:	Orchid Cellmark Inc. 13988 Diplomat Drive, Ste. 100 Farmers Branch, Texas 75234
Attn: Bob Giles

	With a copy to:	Orchid Cellmark Inc. 4390 US Route One Princeton, New Jersey 08540
Attn: Warren Meltzer

(o)	Address for rental payments:
Valwood Service Center I, Ltd. 8150 N. Central Expressway, Suite 835 Dallas, Texas 75206

2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, all upon the terms and conditions hereinafter set forth, the following premises, referred to as the “Demised Premises”, approximately 21,106 square feet of space, approximately 20,500 square feet of which is office/medical laboratory space, having an address as set forth in Section 1(a), located within Building IA (the “Building”), which contains a total of approximately 47,414 square feet and is constructed upon a 3.6242 acre tract of land (the “Land”) situated within Valwood Service Center (the “Project”), located in the City of Farmers Branch, County of Dallas, State of Texas, all as outlined on Exhibit A, attached hereto and incorporated herein. The Project excludes Building B which is located adjacent to the Land. For purposes of rental and operating expense calculations, the Demised Premises “area” measurement shall be calculated using the “BOMA Drip Line Methodology for Industrial Buildings”. This incorporates space measurement from the center line of interior demising walls to the outside of all exterior perimeter wall roof drip lines. There are no offsets, deductions, adjustments or factors for building common areas or area penetrations.

3. Term. To have and to hold the Demised Premises for a preliminary term (the “Preliminary Term”) commencing on the Lease Date and ending on the Expiration Date set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17(b). The term “Lease Year” shall mean each one (1) year period of the Term beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

4. Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the “Base Rent”), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between the Base Rent Commencement Date and first day of the following calendar month. If the Expiration Date shall fall on a day other than the last day of a calendar month, the Base Rent for such calendar month shall be apportioned pro rata on a per diem basis for the period between the first day of such calendar month and the Expiration Date.

5. Security Deposit. Tenant shall deposit with Landlord, on the date hereof, the sum of Nineteen Thousand Three Hundred Forty-Seven and 17/100 Dollars ($19,347.17) (the “Security Deposit”), which shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Tenant’s damages in case of an event of default. Upon each occurrence of an event of default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability, chargeable to Tenant hereunder, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. Landlord shall have the right, from time to time throughout the term of the Lease, to request information, including current financial statements, to confirm the current financial condition of the Tenant. The Security Deposit shall be deemed the property of Tenant and held in trust by Landlord, and any remaining balance of the Security Deposit shall be applied as the security deposit with respect to the Tenant’s lease of the Demised Premises which commences at the Expiration Date hereof, provided Tenant’s obligations under this Lease have been fulfilled and no uncured Event of Default by Tenant exists nor does an event which could mature into an Event of Default with the passage of time exist at that time. The return of the Security Deposit shall not extinguish obligations which survive the termination of the Lease.

6. Operating Expenses and Additional Rent.

(a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). “Operating Expenses” shall be defined as all reasonable expenses for operation, repair, replacement (not in nature of a capital improvement as set forth below) and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the “Building Common Area”), in good order, condition and repair, including but not limited to, (i) utilities for the Building Common Area, (ii) expenses associated with the driveways and parking areas (including washing, sealing, restriping, patching, repairing; and snow, trash and ice removal), (iii) common security systems, if provided (iv) lighting and electrical systems, (v) landscaped area, (vi) water and sewer systems; (vii) walkways, (viii) directional signage, (ix) all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards (provided the same are amortized, if applicable, over the useful life of such improvement, only that portion of such amortized amount as is attributable to the remainder of the Term shall be assessed, and no charges in connection with the original construction of the Project shall be assessed), (x) property management fees, based upon Base Rental plus Additional Rent, but only to the extent the same do not exceed competitive costs for such comparable services in a generally comparable lease space and building in a generally comparable business park in the Dallas marketplace, as part of a comparably sized real estate portfolio. (Landlord shall charge a property management fee equal to 3 1/2 % of Base Rental plus Additional Rent for calendar years 2005 and 2006; and, to confirm the cost effectiveness of its property management fee, Landlord shall, on a bi-annual basis, obtain competitive proposals for the management of the Building together with all the rest of Landlord’s real estate portfolio, from third party management services companies), (xi) all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, including the cost of any tax consultant to assist Landlord in determining the fair tax valuation; (xii) costs of insurance paid by Landlord with respect to the Building and the Building Common Area; and, (xiii) costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and no because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall also include the reasonable operating expenses of the common areas of the Project, if any, which expenses shall be proportionately allocated among the completed buildings of the Project, based on the square footage of each building. Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building (during the Term) or are made with respect to improvements made to comply with laws, ordinances or regulations as described above.

(b) Notwithstanding any contrary provision hereof, “Operating Expenses” shall not include any of the following: (i) any utility expenses which are separately metered or which are otherwise separately reimbursed by Tenant or other tenants (i.e., not as a part of Operating Expenses reimbursement); (ii) costs for which Landlord actually receives reimbursement by insurance or condemnation awards; (iii) costs, expenses and fees relating to the promotion of the Project in general, or to solicitation of, advertising for, negotiating with or entering into leases or other prospective tenancy arrangements for space in the Building, or in connection with negotiations, entertainment of or disputes with and/or enforcement of agreements with such prospective tenants, tenants or other occupants of the Project, or with consultants, management agents, purchasers, ground lessors, prior owners or mortgagees of the Project including leasing commissions and fees of attorneys or other consultants for such negotiations, disputes or enforcement; (iv) Tenant allowances, tenant concessions and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or in relocating such tenants or other occupants to the Project including space planning/interior design fees and the cost of removing the property of former tenants and/or occupants of the Project; (v) costs of (or allowances for) correcting latent defects in the Building or the Building equipment, or in replacing defective equipment, but excluding normal repairs and maintenance required by ordinary wear and tear; (vi) insured costs of restoration or repair of all or any portion of the Building as a result of total or partial destruction or condemnation thereof other than applicable deductibles; (vii) except as expressly including in the definition above, any capital investment items or other expenditures properly classified as “capital expenditures” under generally accepted accounting principles; (viii) all costs incurred in connection with the construction of tenant improvements paid for by Landlord; (ix) non-cash expense items, such as deductions for depreciation or obsolescence of the Building and Building equipment, or interest on capital invested; (x) costs in connection with services, items or other benefits which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building without charge; (xi) costs or expenses (including fines, penalties and legal fees) incurred by Landlord due to the violation by Landlord, its employees, agents and/or contractors, any tenant or other occupant of the Building, of the terms and conditions of any lease in the Building or of any third-party contract or obligation, or of any applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Land, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building; (xii) costs directly resulting from the willful misconduct or other tortious conduct of Landlord or its employees, agents and/or contractors; (xiii) payments to Landlord or any affiliate of Landlord, for services, goods, supplies or other materials constituting Operating Expenses to the extent that such payments are in excess of that which would have been paid had the services, goods, supplies or materials been provided by third parties of similar skill, competence and experience on a competitive basis; (xiv) payments of principal, finance charges or interest on debt or amortization on any note, mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse real estate taxes or other items that would be an Operating Expense if paid by Landlord); (xv) legal expenses and other costs related to the existence and maintenance of Landlord as a limited partnership or limited liability company; (xvi) compensation paid to attendants or other persons in any commercial concessions (such as snack or beverage machines) operated by Landlord or any affiliate of Landlord; (xvii) any of Landlord’s home office expense, other than the management fee specified above; (xviii) costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in projects comparable to the Project for Landlord’s operation, repair and maintenance of, or the providing of necessary services for, the Property, including but not limited to, any cell tower; (xix) monetary contributions to operating expense reserves; (xx) monetary contributions to charitable organizations; and (xxi) costs or fees relating to the defense of Landlord’s title to or interest in the Property, or any part thereof.

(c) The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as “Tenant’s Operating Expense Percentage” and set for in section 1(j)). The Estimated Operating Expense for the Demised Premises, for 2005, is $2.50 per square foot. As relates to the real property taxes and special assessments imposed upon the Building only, Tenant’s “proportionate share” shall be 44.51% of the taxable value of the Land and base building and improvements, plus its proportionate share of the taxable value of additional tenant improvements based upon the original cost and the taxable value of its additional tenant improvements as compared to the original cost and taxable value of all the additional tenant improvements in the Building. Landlord shall have the right, but not the obligation, to protest the ad valorem tax appraisal assessed by the local taxing authorities before the ad valorem appraisal review board; and, to retain professional tax consultants and/or attorneys to support the protest, should it deem such to be prudent. Costs incurred in said protest shall be a part of Operating Expenses. Upon receipt of a written request from Tenant, Landlord will provide Tenant with any notices received from the central appraisal district pursuant to Section 41.413 of the Texas Property tax Code. Should Landlord deem it inappropriate to protest the current appraisal, and Tenant wishes to protest, Landlord will protest on behalf of Tenant and at Tenant’s direction, at Tenant’s sole cost. Should such protest result in increased tax value for the tax year protested, Tenant shall be fully responsible for the increased tax cost incurred for such tax year in excess of that which would have resulted had the tax appraisal not been protested. Prior to or as soon after the beginning of each subsequent calendar year as is practical, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time, but not more than ninety (90) days, after the end of each calendar year, including 2005, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Base Rent and/or Additional Rent owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. If the Lease Commencement Date shall fall on other than that first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant’s proportionate share of the Operating Expenses for such calendar year shall be apportioned pro rata. Notwithstanding anything herein to the contrary “real estate taxes” shall not include municipal, state or federal income or excise taxes assessed against Landlord or any municipal, state or federal estate, inheritance or other transfer taxes imposed upon Landlord.

(d) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due following reasonable notice (unless notice is otherwise provided for herein) shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant’s obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

(e) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease (provided such payments are not duplicative of such other payments). Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, upon Landlord giving Tenant reasonable notice and a description of such amount, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

7. Use of Demised Premises and Building Common Areas.

(a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose.

(b) Tenant and its employees, customer and licensees shall have the right to use only its proportionate share of any parking areas that have been designated for such use by Landlord in writing, but not less than the number set forth in Section 1(m) subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles. Tenant agrees to park only passenger vehicles in the automobile parking spaces; and, to only park trucks and/or trailers in the provided truck dock areas. Tenant’s parking areas shall be designated on Exhibit E, attached hereto, so long as it is approved by the City of Farmers Branch and the Valwood Property Owners Association.

(c) Tenant shall not use the exterior of the Demised Premises or the Building or the Building Common Area for storage or demurrage of equipment, materials, supplies, trash or other items; provided, however, Tenant may install a dumpster in the area designated on Exhibit F, attached hereto, so long as such is approved by the City of Farmers Branch and the Valwood Property Owners Association.

(d) Tenant will permit no liens to attach or exist against the Demised Premises if caused by Tenant or its employees, contractors or agents. In the event such lien arises, Tenant shall cause the same to be discharged or secured against to the reasonable satisfaction of Landlord, within thirty (30) days after Tenant becomes aware of such lien.

(e) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to Promptly remove or control the same.

(f) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.

(g) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous category of rate available on the Lease Commencement Date, due to the nature of the use of the Demised Premises by Tenant, Tenant shall promptly pay such additional amount as Additional Rent.

8. Insurance.

(a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis; provided, however, that products liability coverage may be on a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

(ii) Insurance covering (a) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord and/or the Tenant (collectively, the “Improvements”), including but not limited to: demising walls; interior walls and wall coverings; flooring and floor coverings; ceilings; insulation; doors/frames/hardware; window coverings; cabinetry and millwork; glass and glazing (including storefronts and interior and exterior windows and doors); overhead doors; all electrical facilities, equipment and systems including, without limitation, lighting fixtures, lamps, fans and any exhaust systems, electrical motors, transformers, panels, wiring and all other electrical fixtures and equipment; plumbing and sewage systems; fire sprinkler systems; skylights; heating, ventilating and air conditioning systems, kitchen equipment and appliances; and all other equipment and appliances of any kind and nature located in, upon or about and exclusive to the Demised Premises; and (b) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

(b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class X, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:

(i) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a) (ii) relating to the Improvements shall name Landlord and Tenant jointly as “loss payee”. In the event that Landlord elects to make repairs and/or reconstruct the Improvements, as provided for in Section 20 hereof, Tenant shall assign such portion of the proceeds to Landlord as required to reconstruct the Improvements, but no portion of such proceeds relation to the Improvements shall be used to cover any shortfall in full replacement coverage maintained by Landlord pursuant to Section 8(d) hereof.

(ii) shall be delivered to Landlord prior to the Lease Commencement Dated and thereafter prior to the expiration of each such policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) except with respect to the single and general aggregate limits set forth in Section 8(a)(j) (which limits may be satisfied through excess coverage insurance as long as Tenant provides to Landlord evidence reasonably satisfactory to Landlord of such excess coverage), shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in the Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(d) Landlord shall maintain a policy or policies of all risk extended coverage insurance on that portion of the Building and Building Common Area that is not designated herein to be covered by Tenant, in an amount not less than 90% of the replacement cost therefor. Such insurance shall be maintained as part of the Operating Expenses, with the premiums therefor, and deductibles paid on claims, to be charges forwarded to Tenant on a pro-rata basis; and, payments for losses thereunder, including deductible amounts, shall be made solely to Landlord or the mortgagees of Landlord, as their interests appear.

(e) Landlord shall maintain a policy or policies of commercial general liability insurance on that portion of the Building and Building Common Area that is not designated herein to be covered by Tenant, against claims for personal injury or death, property damage and product liability occurring upon, in or about such areas, such insurance to be written on an as occurrence basis (not a claims made basis), to be in combined single limit amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy. Such insurance shall be maintained as part of the Operating Expenses with premiums therefor, and deductibles paid on claims, to be charges forwarded to Tenant on a pro-rata basis.

(f) Landlord and Tenant hereby waive ant rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be; their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant as the case may be.

9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof as billed by the applicable utility company. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord and Landlord’s actual cost, on a pro rata or actual use basis. In the event Tenant’s use of any utility not separately metered, specifically domestic water and sewer, is in excess of the average use by other tenants, Landlord shall advise Tenant of such excessive use and if such excessive use does not cease within ten (10) days thereafter, Landlord or Tenant shall have the right to install a meter for such utility, at Tenant’s expense, and bill Tenant for Tenant’s actual use or, if neither Landlord nor tenant elects to install a meter for such utility, Landlord may bill Tenant for its use, on a use basis (based upon previous usage averages for the Building, in the twelve (12) month period immediately prior to start of construction on Tenant’s improvements), as opposed to a pro rata basis. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon ten (10) days advance notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant’s next due payment as Additional Rent.

10. Maintenance and Repairs.

(a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to: the Demised Premises side of demising walls; the structural components of and opposite side of the Demising Wall, if damaged by Tenant; interior walls and wall coverings; flooring and floor coverings; ceilings; insulation; doors/frames/hardware; window coverings; cabinetry and millwork; glass and glazing (including storefronts and interior and exterior windows and doors); overhead doors; all electrical facilities, equipment and systems including, without limitation, lighting fixtures, lamps, fans and any exhaust systems, electrical motors, transformers, panels, wiring and all other electrical fixtures and equipment; plumbing and sewage systems; fire sprinkler systems; skylights; heating, ventilating and air conditioning systems, kitchen equipment and appliances; and all other equipment and appliances of any kind and nature located in, upon or about and exclusive to the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant’s obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees or agents, which shall be the responsibility of Landlord. Landlord shall cooperate reasonably to assist Tenant in making claims under warranties or guaranties provided to Landlord by equipment, fixture or system manufacturers, installers, servicers and the like.

(b) Landlord shall, at its own cost and expense, correct and latent defects at the Building and maintain the foundation, the structural soundness of the exterior walls and the roof of the Building in good repair, reasonable, non-functionally impairing wear and tear excluded. The term “walls” as used herein shall not include interior paint coatings, windows, glass or plate glass, any doors, special store fronts or office entries, and the term “foundation” as used herein shall not include loading docks openings to the Building. Tenant shall immediately give Landlord written notice of defect or need of repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect. Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant, its employees or agents, the cost of which shall be the responsibility of Tenant. In addition, except for maintenance and repairs that are Tenant’s responsibility, as partially listed in Section 10(a) herein, Landlord shall maintain the Building and Project in a first-class condition including, but not limited to, the Building Common Area maintenance and repairs contemplated in the definition of Operating Expenses, with the costs thereof to be charged to the tenants on a pro-rata basis.

(c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising form the acts or neglects of occupants of adjacent property or the public.

11. Tenant’s Personal Property: Indemnity. All of Tenant’s personal property in the Demised Premises shall be and remain at Tenant’s sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence or wanton or willful misconduct of any persons other than the negligence of Landlord, its agents, employees or contractors. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises. Tenant expressly agrees to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence or wanton or willful misconduct of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, reasonable attorney’s fees that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence or wanton or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

12. Tenant’s Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures and appurtenances required by Tenant or used by it in its business, including, but not limited to, specialized wall mounted medical cabinetry, computers and/or electronic equipment; and, if installed by or at the expense of Tenant, to remove any or all such trade fixtures from time to time during and/or upon termination of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises, caused by said removal, to the condition in which the Demised Premises would have been prior to such installation, had the fixtures not been installed, with reasonable wear and tear excepted.

13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all permitted signs shall be installed, maintained and removed and Tenant’s sole expense pursuant to such approval. Signage guidelines approved by Landlord are set forth on Exhibit E attached hereto and made a part hereof. As delineated on Exhibit “E”, signage for the Building is limited to one sign per tenant, to be mounted above each tenant’s office entry, with a maximum signage area of 100 square feet. Cost for such signage shall be borne by Tenant, or it may be included as part of the Tenant Improvement Allowance. Monument signage is currently not allowed by the City of Farmer’s Branch for this Project; and, an application for a Special Use Permit would be required in order to request approval for such signage. Should Tenant so desire, Landlord will support and present Tenant’s request for monument signage, with Tenant bearing any and all costs for the Special Use Permit application and the monument signage, if approved. Furthermore, any monument signage design must be approved by Landlord.

14. Landlord’s Lien and Security Interest. To secure the payment of all rent and other sums of money due or to become due hereunder from Tenant, Tenant hereby (a) recognizes Landlord’s statutory lien under Section 54.021 of the Texas Property Code, and (b) grants to Landlord in addition to such statutory lien in Landlord’s favor, a continuing security interest in all of Tenant’s general business office furniture and fixtures located within the Demised Premises from time to time, provided that such statutory lien and security interest shall not attach to any of Tenant’s scientific laboratory equipment or instrumentation. Upon an event of default, in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Section which is subject to Landlord’s lien and security interest at public or private sale, upon five (5) days notice by Landlord to Tenant, at the Demised Premises. Tenant hereby agrees to execute such other instruments as may be necessary or desirable under applicable law to perfect the security interest hereby created. Notwithstanding the foregoing, Landlord agrees, if requested now or in the future, to subordinate its said statutory lien and security interest to the right of Tenant’s lender(s) in the form attached hereto as Exhibit H. Landlord and Tenant agree that this Page 9 of this Lease and security agreement may serve as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and affect as the original. The record owner of this Project is the Landlord.

15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant’s sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to (a) all or any part of the Demised Premises, (b) to the use or manner of use of the Demised Premises and (c) Tenant’s unique and particular use of the Common Area adjoining the Demised Premises. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises or the Common Area, then Tenant shall be required to the make such renovation, improvement or replacement at Tenant’s sole cost and expense only if such law, ordinance or regulation is applicable because of Tenant’s unique and particular use of the Demised Premises or the Common Area, and is not applicable to the Project in general. In addition, if the renovation, improvement or replacement is required to comply with a law, ordinance or regulation that was not in effect or did not require compliance at the time the leasehold improvements were constructed in the Demised Premises pursuant to Section 17 and is not related to Tenant’s unique and particular use of the Demised Premises, then the cost of such renovation, improvement or replacement paid for by Landlord shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and Tenant shall be obligated to pay, as an increase in Base Rent, for the portion of such costs which are thus amortized during the remainder of the Term, and any exercised extensions thereof. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Landlord represents that the Project, including the Building and Common Areas, currently comply with current ADA and TAAS regulations. Construction of Tenant’s Tenant Improvements must also comply with all known current governmental rules and regulations, including ADA, TAAS, and municipal building codes. Tenant’s obligations hereunder shall in no way obligate Tenant to make any improvements which would be designated as “capital improvements” in the Common Area, unless such capital improvements are required as a direct result of Tenant’s unique and particular use of the Common Area.

16. Environmental Matters.

(a) For purposes of this Lease:

(i) “Contamination” as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii) “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

(iii) “Hazardous substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. [“RCRA”]) and any solid wastes, polychlorinated biphenyl, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b) Landlord represents that Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord’s actual knowledge, has any predecessor owner or any past or present tenant or occupant of the Demised Premises.

(c) Tenant covenants that all its activities on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenants, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws in connection therewith. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises.

(d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written notification to and consent from Landlord; which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of Landlord shall not be required for the use, at the Demised Premises, of cleaning supplies, toner for photocopying machines and other similar materials, and/or materials necessary for Tenant’s operations, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s equipment or in the routine janitorial service, cleaning and maintenance and/or business operations within the Demised Premises, so long as such substances have previously been the subject of a notification to, and consent by, Landlord. For purposes of this Section 16, Landlord has heretofore consented to the listing of Hazardous Substances, and qualities thereof, Tenant has advised are currently used in its business operations; and shall be deemed to have consented to each substance, and quantity thereof, which is the subject of a future notification, if Landlord has not objected thereto within five (5) business days; and shall be deemed to have reasonably withheld consent if Landlord reasonably determines that the presence of such Hazardous Substances within the Demised Premises would result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project. However, Landlord’s stated review and approval of submitted Hazardous Materials shall not constitute a municipal warranty or approval of the storage of such material nor shall in negate Tenant’s requirement to comply with all local, State and federal codes and regulation therefor.

(e) Tenant shall not cause or knowingly permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates and Environmental Laws. If such release shall occur (whether or not Tenant knowingly permitted such release), Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) discharge Hazardous Substances into the storm sewer system serving the Project; or (iii) install any underground storage tank or underground piping on or under the Demised Premises.

(g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord’s or Landlord’s agents’ or employees own negligence or willful act), by reason of Tenant’s improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant’s breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant’s failure to comply therewith; (ii) any and all reasonable costs that Landlord may incur in studying or remedying any Contamination caused by Tenant at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances caused or permitted by Tenant in or about the Demised Premises, the Building, or the Project; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant’s failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and cost incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

(h) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times and upon reasonable notice, but subject to Tenant’s reasonable security requirements, throughout the Term to audit and inspect the Demised Premises for Tenant’s compliance with this Section 16, so long as such entry does not interfere with Tenant’s Permitted Use of the Demised Premises.

17. Construction of Improvements within Demised Premises.

(a) Landlord shall provide a Tenant Finish Allowance of Four Hundred Twenty-Two Thousand One Hundred Twenty and no/100 Dollars ($422,120.00), or Twenty and no/100 Dollars ($20.00) per square foot of Demised Premises, to be used for the design and construction of the Tenant Improvements within the Demised Premises (including any related improvements physically located “outside” of the Demised Premises), to include without limitation, space planning costs, architectural and engineering fees, construction documents, architectural construction administration fees, State of Texas TAAS inspection fees, general contractor fees, equipment, furniture and communication systems relocation costs, other similar fees and expenses, and the actual costs of construction of improvements. Any additional funding required to construct and complete the Tenant Improvements within the Demised Premises (including any related improvements physically located “outside” of the Demised Premises) (the “Additional Funding) shall be provided by the Tenant. As it is anticipated that the total cost of construction of the Tenant Improvements within the Demised Premises will initially exceed the Tenant Finish Allowance, therefore requiring Additional Funding, (a) Tenant’s review and approval of the Tenant Improvements will be required upon completion of architectural production drawings and bidding of construction work; (b) Tenant shall approve, in writing, the total cost of the Tenant Improvements within the Demised Premises (including any related improvements physically located “outside” of the Demised Premises), to include its approval of Additional Funding: (c) Tenant shall have received assurances satisfactory to it from Landlord and Landlord’s Lender that the Tenant Finish Allowance is available to be funded therefor: (d) Landlord shall have received assurances satisfactory to it from Tenant that funds to cover the Additional Funding is available to be funded therefor, and, at Tenant’s election, such funds shall be either be provided for use as the initial progress funding for the construction of Tenant Improvements, or such funds shall be placed in an escrow account to be drawn upon by Landlord, after Landlord has expended the Tenant Finish Allowance to cover Tenant Improvement progress payments. Funding from either Landlord or Tenant, as required for progress payments for Tenant Improvements construction, will be required within ten (10) days of Landlord’s submittal of request for payment to Tenant, or Landlord’s submittal of request for payment to its lender, with supporting documentation from architect and general contractor. Any additional revisions to the construction work, which results in either an increase or decrease in costs of Tenant Improvements, or which impact the construction schedule, will be required approval by both Tenant and Landlord, with payment for any increase to be made by Tenant to Landlord prior to Tenant’s occupancy of the Demised Premises. Any delays caused by Tenant’s failure to make timely decisions or approvals, related to design or construction, after the start of construction, shall extend the date of substantial completion of Tenant Improvements but shall not extend or defer Base Rent Commencement Date.

(b) Tenant desires to retain the services of an independent architectural and engineering firm(s) (the “Architect”) to provide space planning, architectural design, system design, construction documents, architectural construction administration, and State of Texas TAAS review and inspection. Tenant has requested the use of “Design/Build” technology to provide performance specified design for the plumbing, electrical, fire sprinkler, heating, air-conditioning and ventilation portions of the Tenant Improvements. Within ten (10) days after the Lease Date, the Architect shall have prepared and submitted to Tenant, and Tenant shall have approved and shall submit to Landlord, s set of plans and specifications and/or construction drawings (collectively, the “Plans and Specifications”) fully describing all work to be performed by Landlord’s contractor(s) in constructing the improvements for the Demised Premises. Landlord shall have a period of three (3) days within which to review the Plans and Specifications for completeness of documents for bidding purposes and compatibility and acceptability within the Project. Landlord’s review and approval of the submitted Plans and Specifications shall not constitute a warranty or representation as to the completeness or adequacy of the Plans and Specifications, as prepared by professionally licensed architects and/or engineers, for the creation of Tenant’s Improvements within the Demised Premises or for the operations of Tenant’s business within the Demised Premises. Within five (5) days of Landlord’s receipt of Architect’s Plans and Specifications, and Landlord’s receipt of all systems requirements information from Tenant, as relates to required plumbing, electrical, fire sprinkler, heating, air-condition and ventilation portions of the Tenant Improvements, Landlord will release the Plans and Specifications for general contractor bidding. The floor plan of the Plans and Specification shall be incorporated into this Lease as Exhibit B-1 – Floor Plan, and the

Specifications, or an executive summary and reference to the Specifications, shall be incorporated into this Lease as Exhibit B-2 – Design Specifications. If Tenant fails to provide the Plans and Specifications by such date or if Tenant requests any changes to the Plans and Specifications, and, as a result thereof, completion of construction of the Improvements is delayed beyond the Lease Commencement Date, the Term and Tenant’s obligation to pay rent hereunder shall nevertheless begin on the Lease Commencement Date and the Base Rent Commencement Date, as the case may be (as such dates would have been extended pursuant to Section 17 (b)). If the completion of the Improvements is delayed beyond the Commencement Date for any other reason, then the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date shall each be extended on a day for day basis until the Improvements are completed.

(c) Landlord shall provide for modifications to the shell Building, outside of the Tenant Finish Allowance, and of no additional cost to the Tenant, and non-related to the Architect’s Plans and Specifications, to include: (i) the cutting of the south concrete wall of the Building and Demised Premised and the installation of two additional 61/2’x 12’ windows, to generally match existing; and (ii) the removal of three overhead doors and the installation of aluminum framing and window glass, to generally match existing, within those openings.

(d) Notwithstanding anything to the contrary stated elsewhere in the Lease, Landlord recognizes and accepts that a portion of the required Tenant Improvements shall necessitate the placement of equipment outside of the specific Demised Premises. As such, Landlord shall accept (i) the placement of portions of heating-ventilation-air conditioning and exhaust units on the roof, provided the placement does not negatively impact the structural integrity of the roof, and structural system, nor does it violate line of vision requirements of the City of Farmers Branch; (ii) the placement of emergency back-up power systems within the rear dock/parking area of the Building, within that parking area adjacent to the Demised Premised, provided its placement and appearance is acceptable to the City Farmers Branch; and (iii) the installation of security surveillance cameras on the exterior of the Building, provided the visual appearance of such cameras is not objectionable, in the reasonable opinion of Landlord, and the installation is acceptable to the City of Farmers Branch.

(e) Landlord shall provide its time and professional expertise to provide construction management and oversight of the general contractor’s construction of the Tenant’s Improvements, at no cost to the Tenant. Landlord shall work with the Tenant and Architect in selecting capable and competent general contractors to bid on the work; and, Landlord will, with input from Tenant and Architect, select the general contractor. Landlord will obtain competitive bids from a minimum of three (3) pre-qualified general contractors (one of which shall be the general contractor previously utilized by Tenant) and will review the bids with Tenant and Architect. The selection of the ultimate general contractor shall be based upon the best combination of bid costs and construction times submitted by the competing general contractors, in conjunction with the contractor’s acceptance of designated contract conditions. Should the bidding contractor offering the best combination of construction cost and the completion time not be the preferred contractor of the Tenant, then Landlord shall contract with Tenant’s preferred contractor and Tenant shall be responsible for any cost premiums and the Lease Commencement Date shall be that date upon which the contractor which offered the best combination of construction cost and completion time would have completed the construction, taking into consideration the selected contractor’s construction start date. Landlord will prepare and provide contract documentation for execution by and between itself and the general contractor and will provide ongoing construction management and administration of the construction. Landlord shall use reasonable speed and diligence to substantially complete the Improvements and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f). If the Demised Premised are not substantially complete (i.e., not able to be occupied for Tennant’s specific permitted use of the Demised Premises) on that date, such failure to complete shall not in any way affect the obligation of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed as provided in Section 17(b).

(f) Upon substantial completion of the Demised Premises, as determined by the Architect, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punch-list of defective or uncompleted items relating to the completion of construction of the Improvements. Landlord shall, within a reasonable time after such punch-list is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the punch-list, Except for Landlords warranty contained in subsection (h) below, all construction work performed by Landlord shall be deemed approved by Tenant in all respects except for latent defects and items of said work included on the punch-list which are not completed or do not conform to the Plans and Specifications.

(g) Upon acceptance of the Demised Premises by Tenant, Tenant shall execute and deliver to Landlord a letter of acceptance confirming that the Lease Commencement Date, the Base Rent

Commencement Date, the Expiration Date and the Base Rent remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such modifications.

(h) Landlord hereby warrants to Tenant that the materials and equipments (including the building systems and other improvements) to be furnished by Landlord’s contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications. This warranty shall exclude damages or defects caused by Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. In addition, Landlord shall provide copies of all contractor, materialmen and manufacturer warranties and operating manuals to Tenant, and Landlord shall support and assist Tenant’s efforts in any required pursuit of maintenance or warranty work required by tenant during Tenant’s occupancy of the Demised Promises, to the extent of any warranties owned by the Landlord, with respect to Tenant’s Improvements during the Lease Term and any exercised extension thereof, and, upon request of Tenant, following such one (1) year period, Landlord shall assign to Tenant all warranties, provided by the contractors and materialmen with respect to the Tenant Improvements.

18. Tenant Alterations and Additions. Except with respect to the initial Tenant Improvements called for in the Plans and Specifications therefore, Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises which would (a) affect any structural element of the Building; (b) reduce the load bearing capacity of any portion of the Building (other than by reason of the weight of the installations themselves, as long as total load capacity is not exceeded); (c) involve slab penetrations, roof penetrations or exterior wall penetrations (including glass, windows or storefront) in the Building; or (d) adversely affect (i) the functioning of the Building HVAC system, or the electrical, mechanical, plumbing, lighting, life safety or any other system of the Building or (ii) Landlord’s ability to delivery Building services to other tenants of the Building, (a “Tenant’s Change”), without first obtaining on each occasion Landlord’s prior written consent (which consent Landlord agrees not unreasonably to withhold, condition or delay) and Lender’s prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld. All Tenant’s Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant’s Changes. If Landlord at the time of giving its approval to any Tenant’s change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant’s Change. No Tenant’s Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant’s Change. Except as otherwise provided herein and in Section 12, all Tenant’s Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefore by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

19. Services by Landlord. Except as expressly set forth herein to the contrary, Landlord shall be responsible for providing for maintenance of the Building, Building Common Area and Project, and for all of the services contemplated within the definition of Operating Expenses, and for no other services whatsoever. Tenant, by payment of Tenant’s share of the Operating Expenses, shall pay Tenant’s pro rate share of the Operating Expenses incurred by Landlord hereunder.

20. Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty, Landlord agrees to promptly restore and repair the Demised Premises at Landlord’s expense, including the Improvements to be insured by Tenant (but, in the case of the Improvements to be insured by Tenant, only to the extent Landlord receives insurance proceeds and Tenant’s contribution of any deductible amounts not paid by Tenant’s insurance). Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred twenty (120) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord’s insurance, plus the deductible portion thereof, or if such casualty is covered by Landlord’s insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within thirty (30) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant’s receipt of the Determination Notice. Upon the giving of such Determination Notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate, and all sums due under this Lease for such periods before such termination, or prepaid for such periods after such termination, shall be apportioned and paid by the party owing such amount. In the case of an election to terminate and cancel the Lease, made by either Tenant or Landlord, as a result of Landlord’s issuance of the Determination Notice, any proceeds received from Tenant’s required Improvements insurance, as defined in Section 8(a) herein, shall be allotted and distributed first to Landlord, for its portion of Tenant Improvements costs initially provided, and all excess amounts shall be distributed to Tenant for its portion of Tenant Improvements costs initially and/or subsequently provided. If no such notice is given. Landlord shall, to the extend of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

21. Condemnation.

(a) If all of the Demised Premises is taken or condemned for public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, Landlord shall not be permitted to relet the remaining portion of the Demised Premises to a third party, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date, shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord to the extend of the award it receives, shall restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent according to the value of the Demised Premises before and after the taking.

(c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, including that representing the value of Tenant’s Improvements to the extent paid for out of the Tenant Finish Allowance, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant’s Improvements not paid for out of the Tenant Finish Allowance moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord’s award.

22. Defaults.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease:

(i) if Tenant fails to pay any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

(ii) If Tenant fails to pay any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(iii) Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or promptly thereafter;

(iv) if Tenant permits to be done anything which creates a lien upon Landlord’s interest in the Demised Premises and fails to discharge or bond such lien, or post security with Landlord reasonably acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

(v) if Tenant fails to maintain to force all policies or insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

(vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii) if Tenant or any guarantor of this Lease becomes insolvent under Section 547 of the Bankruptcy Code or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

(ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

(b) Upon the occurrence of any one or more Events of Defaults, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

(ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (a) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated, over (b) the aggregate reasonable rental value of the Demised Premises for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (which excess, if any shall be discounted to present value at the “Treasury Yield” as defined below); plus (2) the reasonable costs of recovering possession of the Demised Premises and all other reasonable expenses incurred by Landlord due to tenant’s default, including, without limitation, reasonable attorney’s fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subsection (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledge by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. “Treasury Yield” shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15 (519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled “Federal Reserve Statistical Release”) for the calendar week immediately proceeding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord’s reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subsection (ii)(1)(b) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord’s negligence or wanton or willful misconduct. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any reasonable costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(iv) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any reasonable expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

(v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

(vi) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, this provision shall not be deemed a waiver by Tenant of any state law, if any, requiring Landlord to mitigate damages; or

(vii) Pursue such other remedies as are available at law or equity.

(c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination of default.

(d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord’s acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorney’s fees, court costs and expenses actually incurred.

(g) Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord and each mortgagee who has a lien against any portion of the Land and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 22(g).

(h) Tenant’s remedies for default under this Lease by Landlord shall include; (i) bringing a cause of action against Landlord to recover from Landlord all actual damages suffered, incurred or sustained by Tenant as a result of such default by Landlord, and, if reduced to a final non-appealable judgment against Landlord, Tenant may set-off against and deduct from Base Rent due under this Lease any amounts owed by Landlord to Tenant pursuant to such judgment; and/or (ii) obtaining injunctive relief against Landlord; and/or (iii) pursuing such other remedies as are available at law or in equity.

23. Landlord’s Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant’s compliance with this Lease, and making any necessary repairs thereto subject to Tenant’s reasonable security requirements; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior written notice of Landlord’s intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs of the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to annoy, disturb or otherwise interfere with Tenant’s operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times, following reasonable notice, to exhibit the Demised Premises to any prospective purchaser or mortgagee and, during the last eight (8) months of the Term, to any prospective tenant thereof.

24. Lender’s Rights

(a) For purposes of this Lease:

(i) “Lender” as used herein means the current holder of a Mortgage;

(ii) “Mortgage” as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord’s title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

(b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage, provided holder of such Mortgage has executed a Subordination, Non-Disturbance and Attornment Agreement in all material respects similar to the agreement attached hereto as Exhibit G. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage, provided Lender recognizes Tenant’s rights pursuant to the Subordination, Non-Disturbance and Attornment Agreement.

(c) On or prior to the Lease Date, Landlord will deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement, in all material respects similar to the agreement attached hereto as Exhibit G, from the lienholder of the Demised Premises. If Landlord fails to deliver such agreement of nondisturbance to Tenant on or prior to the Lease Date, Tenant will have the right, at any time thereafter until same is received, to terminate this Lease by written notice to Landlord.

(d) Upon Landlord’s written request, Tenant will execute and deliver to Landlord an agreement, in recordable form, subordinating Tenant’s rights to the lien of any Mortgage now or thereafter encumbering the Demised Premises. Tenant, however, will not be required to subordinate Tenant’s rights hereunder to any Mortgage unless and until the Lender agrees to execute and deliver to Tenant a Subordination, Non-disturbance and Attornment Agreement in all material respects similar to the agreement attached hereto as Exhibit G.

(e) If Lender (or Lender’s nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any provision of any amendment to the Lease to which Lender has not consented, and shall promptly execute and delivery any instrument that may be necessary to evidence such attornment, (iii) the defaults of any prior landlord under this Lease, other than its warranty pursuant to Section 17(h) or the failure to fund any portion of the Tenant Finish Allowance, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor and landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

25. Estoppel Certificate. Landlord and Tenant agree, at any time and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises, subject to latent defects and the warranties pursuant to Section 17(h), and is conducting its business therein, and (v) and as to such additional matter as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

26. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued. Neither Landlord, nor any officer, director, shareholder, partner of principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord’s obligations or otherwise under this Lease, Tenant shall look closely to the equity of Landlord in the Building for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity interest in the Project.

27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) two (2) business days after being deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

28. Brokers. Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than Transwestern Commercial Services (“Broker”) who shall be paid pursuant to separate agreement. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Broker, all of which are payable by Landlord) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

29. Assignment and Subleasing.

(a) Tenant may not assign, sublet, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale, however, shall not be considered an assignment or transfer, which requires Landlord’s prior written consent. For purposes of this Section 29, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that (i) the prospective assignee is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee has a poor business reputation, or (iii) that the proposed use of the Demised Premises by such prospective assignee (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project.

(b) If Tenant desires to assign this Lease, Tenant shall give Landlord written notice no later than twenty-one (21) days in advance of the proposed effective date of any proposed assignment, specifying: (i) the name and business of the proposed assignee; (ii) the proposed use of the Demised Premises by the Assignee; and (iii) the proposed effective date of the assignment. Tenant shall promptly supply Landlord with appropriate financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment. Landlord shall have a period of fourteen (14) days following receipt of such notice and other information timely requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant’s notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign this Lease; or (iii) to refuse, in Landlord’s reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant’s assignment and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid period, Landlord shall be deemed to have elected option (iii) above. If Landlord consents to Tenant’s assignment of this Lease, then, upon the assignment, Tenant shall be relieved of any further liabilities or responsibilities relating to future obligations of the Lease, save and except for those responsibilities that will normally survive the expiration of the Lease. If Tenant desires to sublet this Lease or any portion of the Demised Premises, Tenant shall give Landlord written notice not later than twenty-one (21) days in advance of the proposed effective date of any proposed subletting, specifying: (i) the name and business of the proposed subtenant; (ii) the proposed use of the Demised Premises by the proposed subtenant; and (iii) the proposed effective date and term of the tenancy. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed sub-tenancy. Landlord shall have a period of fourteen (14) days following receipt of such notice and other information timely requested by Landlord within which to notify Tenant in writing that Landlord has approved the subleasing; and, therefore allows the subleasing, or that Landlord does not allow the subleasing, based upon the sub-lessee’s desired use of the Demised Premises or the sub-lessee’s business reputation. In the case of an approved subtenant, Tenant shall remain fully responsible and liable for all terms of the Lease, throughout the Lease Term, including liability for the occupancy of the subtenant. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed.

30. Termination or Expiration.

(a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.

(b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

(c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

31. Intentionally Deleted. (Relocation Clause)

32. Late Payments. In the event any installment of rent, inclusive of Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant’s receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of eighteen percent (18%) per annum (the “Interest Rate”) to defray the additional expenses incurred by Landlord in processing such payment.

33. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit C attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.

34. Quiet Enjoyment. Subject to the terms and provisions of this Lease, and so long as Tenant has not committed an Event of Default, as defined in Section 22 herein, which remains uncured, as further defined in Section 22 herein, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

35. Miscellaneous.

(a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, setoff, counterclaim, defense or deduction whatsoever, except as specified in Section 22 herein.

(b) If any clause of provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

(d) Time is of the essence of this Lease.

(e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s rights to demand exact compliance with the terms hereof.

(f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

(g) This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant; is not subject to levy and sale, and is not assignable by Tenant except as expressly set forth herein.

(h) Landlord and Tenant agree to execute, upon request of the other, a memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such memorandum of Lease. Under no circumstances shall Tenant have the right to record this Lease (as opposed to a memorandum of Lease).

(i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

(m) For all purposes in this Lease, a “Latent Defect” shall be defined as a defect which is not readily and/or visibly discoverable and/or discernable, and not known to the Tenant, upon the Lease Date, but which is discovered and/or occurs within one (1) year thereafter or, with respect to electrical facilities within the Common Area, buried water and sewer pipes, or fire sprinkler systems, at any time thereafter.

(n) Notwithstanding anything else to the contrary stated herein, the Right of Expansion, defined in Section 38 herein, and the Right of Renewal, defined in Section 39 herein, shall become null and void upon the occurrence of (i) an assignment of the Lease which is not a result of a “change in control”, as used in Section 29 hereof; (ii) a sublease, as to the sub-lessee, of all or a part or the Demised Premises; or (iii) an early termination, as defined in Section 41 herein.

36. Lease Date. For purposes of this Lease, the term “Lease Date” shall mean the date upon which this Lease is signed by Landlord or Tenant, whichever is later.

37. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, or other authorized party, as applicable, to execute the certificate attached hereto as Exhibit D, promptly after Tenant’s Board of Directors has approved this Lease, and not later than the Lease Date, confirming Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

38. Right of Expansion. Provided the Lease is in full force and effect and no Event of Default has occurred and is continuing beyond applicable cure periods, as defined in Section 22 herein, and the Lease is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Landlord hereby grants to Tenant a continuing and reoccurring right of first offer to expand the Demised Premises (the “Right of Expansion”) to include either an agreed upon portion of the 26,308 square foot area adjacent to the Demised Premises or the entire 26,308 square foot area adjacent to the Demised Premises, as depicted on Exhibit A, attached hereto, (the “Expansion Space”) subject to the terms and conditions set forth herein.

(a) The term of the Right of Expansion shall commence upon the Lease Commencement Date and shall continue throughout the Term, and any exercised renewal term, of the Lease (the “Right of Expansion Period”), unless sooner terminated pursuant to the terms hereof.

(b) Subject to the other terms of this Right of Expansion, after any part of the Expansion Space has or will “become available” (as defined herein) for leasing by Landlord, Landlord shall not, during the term of the Right of Expansion Period, lease to another tenant that available portion of the Expansion Space (the “Available Expansion Space”) without first offering Tenant the right to lease such Available Expansion Space as set forth herein.

(i) Available Expansion Space shall be deemed to “become available” when Landlord desires to lease all or a portion of the Expansion Space.

(ii) Notwithstanding subsection b(i) above, Available Expansion Space shall not be deemed to “become available” if the space is leased, assigned or subleased by the then current tenant of the Expansion Space; or is re-let by the then current tenant of the space pursuant to a renewal option originally existing within its then current lease.

(c) For purposes of rental calculation for Tenant’s Right of Expansion, the Base Rental Rate for the Available Offer Space, in its then “As-Is” condition (the “As-Is Base Rent”), shall be $7.00 per square foot, net of expenses, for calendar year 2005; and, for subsequent years, the As-Is Base Rent shall be $7.00 per square foot, net of expenses, increased by 3% annually, compounded, to the then current year.

(d) Consistent with subsection (b), Landlord shall not lease any such Available Expansion Space to another tenant unless and until Landlord has first offered the Available Expansion Space to Tenant in writing (the “Offer”). The Offer shall contain (i) a description of the Available Expansion Space (which description shall include the square footage amount and location of such Available Expansion Space) and an attached floor plan that shows the Available Expansion Space offered (the “Available Offer Space”); (ii) the date on which Landlord expects the Available Offer Space will be available; (iii) the As-Is Base Rent for the Available Offer Space, based upon subsection (c) herein, plus (if, and only if, Tenant’s then current financial condition is reasonably acceptable to Landlord) rent attributable to Tenant Finish Allowance of $15.00 per square foot of Available Expansion Space, plus brokerage leasing commission, if any, plus interim interest costs to borrow funds, calculated by considering the remaining unexpired term of the Lease (the amortization term), and Landlord’s then current cost of funds (calculated at the same spread between the current Wall Street prime rate and Landlord’s stated 9% cost of funds, as of the Lease Date); (iv) the then current Operating Expenses for the Available Expansion Space considering Tenant’s occupancy thereof; and (v) the additional Security Deposit required for the expansion. Upon receipt of the Offer, Tenant shall have the right, for a period of seven (7) calendar days after receipt of the Offer, to exercise its Right of Expansion by giving Landlord written notice that Tenant desires to lease the Available Expansion Space either at the As-Is Base Rent, or as adjusted to take into consideration those factors delineated in clause (iii) of this subsection (d) (the “Adjusted Base Rent”), and upon the special terms and conditions as are contained in the Offer. If Tenant disagrees with Landlord’s proposed Adjusted Base Rent and Tenant seeks a Tenant Finish Allowance then Landlord and Tenant shall negotiate in good faith to agree upon the Adjusted Base Rent for the Available Expansion Space for an additional seven (7) day period.

(e) If, within such seven (7) day period, Tenant exercises its Right of Expansion, either on an As-Is Base Rent basis or on an Adjusted Base Rent basis, then Landlord and Tenant shall amend the Lease to include the Available Expansion Space subject to the same terms and conditions as the Lease, as modified by subsection (d) above. The expiration date of the Lease shall not be changed, unless Landlord and Tenant mutually agree to modify and extend the Lease at this time.

(f) If, within such seven (7) day period. Tenant declines or fails to exercise its Right of Expansion, Landlord shall then have the right to lease the Available Expansion Space in portions or in its entirely to a third party, at any time, and without regard to the effect such third party lease may have upon this Right of Expansion.

(g) Tenant’s Right of Expansion shall be continuing and reoccuring throughout the term of the Lease, regardless of whether or not Tenant chooses to exercise its Right of Expansion at any time that it is offered by Landlord; and, upon each subsequent occurrence that Available Expansion Space “becomes available”, or Landlord receives an offer to lease Available Expansion Space to a third party tenant which Landlord is willing to accept, it shall first be offered to Tenant.

39. Right of Renewal. Intentionally deleted.

40. Tenant’s Right to Early Termination of Lease. Intentionally deleted; signature pages begin at page 24.

[SIGNATURE PAGES BEGIN ON NEXT PAGE].

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, as of the Lease Date.

LANDLORD: VALWOOD SERVICE CENTER I, LTD., a Texas Limited Partnership

	By:	139 Diplomat, Inc., its General Partner

Date: 08-03-05	By:	/S/ T. WELDON DAVIS
	Name:	T. Weldon Davis
	Title:	President

(ACKNOWLEDGEMENT)

STATE OF TEXAS	§
COUNTY OF DALLAS	§

This instrument was acknowledged before me this 3rd day of August, 2005, by T. Weldon Davis, as President of 139 Diplomat, Inc., General Partner of Valwood Service Center I, Ltd., a Texas Limited Partnership, the corporation which executed the foregoing instrument in its capacity as General Partner of Landlord, as duly authorized thereunto by their board of directors, the Partnership and the participating corporations.

[SEAL]	/S/ NICK NICHOLAS
Notary Public, State of Texas

My Commission Expires:
Printed/Typed Name of Notary

TENANT’S LEASE EXECUTION AND ACKNOWLEDGEMENT BLOCKS ON FOLLOWING PAGE

TENANT:

ORCHID CELLMARK INC.

a Delaware corporation

Date: August 8, 2005	By:	/s/ PAUL KELLY
	Name:	Paul Kelly
	Title:	CEO/President

	Attest:	/s/ VERA TELESH
	Name:	Vera Telesh
	Title:	Exec. Asst.

(ACKNOWLEDGEMENT)

STATE OF NEW JERSEY §

COUNTY OF MERCER §

This instrument was acknowledged before me this 8th day of August, 2005, by PAUL J. KELLY and VERA TELESH, as PRES & CEO and EXEC ASST, respectively, of ORCHID CELLMARK the CORP which executed the foregoing instrument in its capacity as Tenant, as duly authorized thereunto by their board of directors.

/s/ CATHERINE R. POOLE
Notary Public, State of

My Commission Expires:	/s/ CATHERINE R. POOLE
3/19/2006	Printed/Typed Name of Notary

EXHIBIT “A”

DEMISED PREMISES

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Suite 100, Farmers Branch, Texas

Legal Description

Being a tract of land situated in the City of Farmers Branch, Dallas County, Texas, in the S.A. & M.O. Railroad Company Survey, Abstract No. 1418, and being all of Lot 1 Block 8, of Valwood Service Center First Addition, an addition to the City of Farmers Branch, Dallas County, Texas, according to the map thereof recorded in Volume 98241, Page 01523, of the Map Records of Dallas County, Texas.

Commencing at a  1/2” iron rod found with cap lying in the north line of Diplomat Court (160’ R.O.W.) said point also being the southeast corner of Lot 2, Block 8 of Valwood Service Center First Addition, an addition to the City of Farmers Branch, Dallas County, Texas, according to the map thereof recorded in Volume 98241, Page 01523, of the Map Records of Dallas County, Texas.

Thence along the north line of Diplomat Court South 89 degrees 18 minutes 52 seconds West a distance of 309.42 feet of a  1/2” iron rod found lying at the beginning of a tangent curve to the right having a central angle of 90 degrees, a radius of 30.0 feet, a chord bearing of North 45 degrees 41 minutes 08 seconds West, and a chord length of 42.43 feet;

Thence along said curve to the right an arc distance of 47.12 feet to a  1/2” iron rod found with cap lying in the east line of Diplomat Drive (64’ R.O.W. )

Thence along the east line of Diplomat Drive North 00 degrees 41 minutes 08 seconds West a distance of 160.0 feet to a  1/2” iron rod found lying at the point of beginning, said point also being the southwest corner of said Lot 1, Block 8;

Thence along the east line of Diplomat Drive North 00 degrees 41 minutes 08 seconds West a distance of 436.18 feet to a  1/2” iron rod found with cap lying at the beginning of a tangent curve to the right having a central angle of 90 degrees, a radius of 30.0 feet, a chord bearing of North 44 degrees 18 minutes 52 seconds East, and a chord length of 42.43 feet;

Thence along said curve to the right an arc distance of 47.12 feet to a  1/2” iron rod found with cap lying in the south line of Diplomat Drive (64’ R.O.W. )

Thence along the south line of Delegate Drive North 89 degrees 18 minutes 52 seconds East a distance of 190.69 feet to a  1/2” iron rod found lying at the beginning of a tangent curve to the right having a central angle of 46 degrees 27 minutes 28 seconds, a radius of 30.0 feet, a chord bearing of South 67 degrees 27 minutes 24 seconds East, and a chord length of 23.66 feet;

Thence along said curve to the right an arc distance of 24.33 feet to a  1/2” iron rod found lying at the beginning of a tangent curve to the left having a central angle of 104 degrees 13 minutes 37 seconds, a radius of 60.0 feet, a chord bearing of North 83 degrees 39 minutes 32 seconds East, and a chord length of 94.71 feet;

Thence along said curve to the left an arc distance of 109.15 feet to a  1/2” iron rod found:

Thence North 89 degrees 18 minutes 52 seconds East a distance of 8.95 feet to a  1/2” iron rod found with cap, said point being the northeast corner of said Lot 1, Block 8:

Thence along the east line of said Lot 1, Block 8, South 00 degrees 08 minutes 37 seconds East a distance of 466.19 feet to a  1/2” iron rod found, said point being the southeast corner of said lot 1, Block 8;

Thence along the south line of said Lot 1, Block 8, South 89 degrees 18 minutes 52 seconds West a distance of 341.22 feet to point of beginning and containing approximately 157,871.13 feet or 3.6242 acres of land.

EXHIBIT “B-1”

FLOOR PLAN

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Suite 100, Farmers Branch, Texas

EXHIBIT “B-2”

DESIGN SPECIFICATIONS

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Suite 100, Farmers Branch, Texas

EXHIBIT “C”

RULES AND REGULATIONS

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Farmers Branch, Texas

These Rules and Regulations have been adopted by VALWOOD SERVICE CENTER I, LTD., a Texas Limited Partnership (“Landlord”) for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.	The sidewalks shall not be obstructed or used for any purpose other than ingress and egress.

2.	No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

3.	No awnings or other projections shall be attached to the outside walls of the Building.

4.	The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, oils, petroleum products, liquid residue, or other substances, including Hazardous Substances, shall be placed therein.

5.	No tenant shall cause or permit any objectionable or offensive noise or odors to be emitted from the Demised Premises.

6.	The Demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

7.	No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations, or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

8.	Each tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

9.	Each tenant shall provide Landlord with keys allowing access into Demised Premises; and, should tenant change exterior locks, said tenant shall immediately provide Landlord with keys to new locks.

10.	Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

11.	Unless expressly set forth in the Lease to the contrary, Landlord will direct electricians as to where and how telephone electric lines are to be introduced into the Demised Premises and/or the Building. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes, electric panels and other office equipment affixed to the exterior of the Demises Premises or Building shall be subject to the approval of Landlord.

12.	Unless expressly set forth in the Lease to the contrary, parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the written permission of Landlord. Trucks and trailers may only be parked at the rear of the Building, behind the Demised Premises, in the designated truck court.

13.	Tenant shall not use any area within the Project for storage purposes other than the interior of the Demised Premises.

EXHIBIT “D”

CERTIFICATE OF AUTHORITY

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Suite 100, Farmers Branch, Texas

The undersigned, Secretary (title) of ORCHID CELLMARK INC., a Delaware corporation (“Tenant”), hereby certifies as follows to VALWOOD SERVICE CENTER I, LTD., a Texas Limited Partnership (“Landlord”), in connection with Tenant’s proposed lease of premises at 13988 Diplomat Drive, Suite 100, Farmers Branch, Texas (the “Demised Premises”):

1.	Tenant is duly organized, validly existing and in good standing under the laws of the State of delaware and duly qualified to do business in the State of Texas.

2.	That the following named persons, acting individually, are each authorized and empowered to negotiate and execute on behalf of Tenant, a lease of the Demised Premises and that the signature opposite the name of each individual is an authentic signature:

Paul Kelly (name)	Pres & CEO (title)	/s/ PAUL KELLY (signature)

Warren Melter (name)	V.P. (title)	/s/ WARREN MELTER (signature)

(name)	(title)	(signature)

3.	That the foregoing authority was conferred upon the person(s) named above by an authorized party, or Board of Directors, of Tenant on the 20th day of July, 2005.

Secretary
(CORPORATE SEAL)

EXHIBIT “E”

SIGN CRITERIA

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Farmers Branch, Texas

All signs, including temporary signs, must be approved in writing by the Landlord, prior to installation.

The location, size, color and construction of signs will be in keeping with the character of VALWOOD SERVICE CENTER. Unless otherwise approved in writing by the Landlord, only one (1) sign shall be permitted for each occupant. Except as set forth in subsection 7 below, only signs identifying the occupant shall be permitted.

All signs must be attached to the building and must adhere to the following guidelines:

(1)	Must be placed in sign band, above office entry, as designated below

(2)	Shall be installed so as to be parallel to and contiguous with building wall

(3)	Shall have a maximum overall area of not more than 50 square feet for tenants of 10,554 square feet or less; and, not more than 100 square feet for tenants in excess of 10,554 square feet

(4)	Shall not project more than five (5) inches from the building wall

(5)	Shall have all capital letters constructed as separate pieces of individual construction

(6)	Shall be non-illuminated individually fabricated reverse channel aluminum, minimum .090” thickness, with a 2” aluminum return, etched and painted in matte black, or in the corporate logo color/colors of Tenant. For signage using more than one line of lettering, the second lines of lettering may be of fabricated flat aluminum, minimum .125” thickness, etched and painted matte black, or in the corporate logo color/colors of Tenant. Lettering shall be stud mounted to concrete wall surface.

(7)	A logo sign and/or a sign identifying company, company subsidiaries, products or services shall be allowed on the door or on the storefront glass panel adjacent to the door. Such logo and lettering shall be of vinyl construction and shall not cover more than 25% of the door or adjacent glass panel. These signs must be approved in writing prior to installation.

EXHIBIT “F”

TENANT PARKING SPACES

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Farmers Branch, Texas

DEMISED PREMISES:	21,106 sq. ft.

TENANT DESIGNATED PASSENGER VEHICLE PARKING SPACES:	84

EXHIBIT “G”

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

ORCHID CELLMARK INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Suite 100, Farmers Branch, Texas

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into this the                      day of                     , 2005 by and between ORCHID CELLMARK INC., a Delaware corporation (“Tenant”) and                     , a                      (Lender) and VALWOOD SERVICE CENTER I, LTD., a Texas general partnership (“Landlord”).

RECITALS:

WHEREAS, Landlord and Tenant executed a Lease Agreement dated the                      day of                     , 2005, a memorandum of which may be recorded simultaneously herewith, covering certain Demised Premises therein described located on a parcel of land located in Dallas County, Texas, a legal description of which is attached hereto and incorporated herein by this reference as Schedule I (the “Property”); and

WHEREAS, Landlord has executed a Deed of Trust (the “Mortgage”) dated the                      day of                     , 2005, and recorded under Instrument File Number                      in the Office of the County Clerk of Dallas County, Texas in favor of Lender, payable upon the terms and conditions described therein; and

WHEREAS, it is a condition to the loan secured by the Mortgage that the Mortgage shall unconditionally be and remain at all times a lien or charge upon the property, prior and superior to the Lease and to the leasehold estate created thereby; and

WHEREAS, the parties hereto desire to assure Tenant’s possession and control of the Demised Premises under this Lease upon the terms and conditions therein contained;

NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the parties hereto, the parties hereto do, hereby, agree as follows:

AGREEMENT:

1. The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

2. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee’s sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including, without limitation, any extensions therein provided, all rights of expansion and all rights of refusal to lease as provided therein. Tenant’s rights and possession of the Property shall not be disturbed. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment provided Lender or such owner recognizes Tenant’s rights and privileges pursuant to the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of the parties hereto.

3. Notwithstanding any other provision of this Agreement, Lender shall not be:

(a) liable for any misrepresentation, breach of warranty or default of any landlord under the Lease (including Landlord) other than its warranty pursuant to Section 17(h) of the Lease or its failure to fund any portion of the Tenant Finish Allowance; provided however, that if such default by a landlord under the Lease is of a continuing nature, if Lender received written notice of the landlord’s default within a reasonable time after the

Exhibit G, page 3

occurrence thereof, and if Lender has not cured such default within a reasonably timely manner, then Tenant may cure the default, offset rent and/or terminate the Lease in accordance with the provisions of the Lease, notwithstanding any foreclosure or transfer of title to Lender;

(b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted or defense and permitted Lender the right to cure such default;

(c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance;

(d) bound by any amendment or modification of the Lease hereafter made without Lender’s prior written consent, which consent shall be given (or the reason for denial given) within fifteen (15) days after receipt of written request and shall not be unreasonably withheld or conditioned;

(e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender (it being understood that Lender shall require Landlord to deliver the security deposit to Lender);

(f) bound by any consent of Landlord to any assignment of Tenant’s interest in the Lease or sublease of the Demised Premises made without also obtaining Lender’s prior written consent except if made in accordance with specific language included in the Lease, or

(g) personally liable for any default under the Lease or any covenant or obligation on Lender’s part to be performed under the Lease as “landlord”, it being acknowledged that if Tenant shall obtain a judgement against Lender, Tenant shall proceed solely against the Lender’s interest in the Property.

1. If Lender sends written notice to Tenant to direct its payments of Base or Additional Rent under the Lease (collectively, “Rent”) to Lender instead of Landlord, then, subject to Tenant’s rights of offset under the Lease, Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

2. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

Lender:

Tenant:	Orchid Cellmark Inc.
13988 Diplomat Drive, Ste. 100
Farmers Branch, Taxes 75234
Attn: Bob Giles

with a copy to:	Orchid Cellmark Inc.
4390 US Route One
Princeton, New Jersey 08540
Attn: Warren Meltzer

Landlord:	Valwood Service Center I, Ltd.
8150 N. Central Expwy, Suite 835
Dallas, Taxes 75206
Attn: T. Weldon Davis

Exhibit G, page 3

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

3. The Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Demised Premises. Notwithstanding any term or provision of the Lease or the Mortgage to the contrary, in the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, any and all condemnation award or insurance proceeds shall be applied to restoration of the property in accordance with the terms and provisions of the Lease.

7. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

8. Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney’s fees.

9. Tenant shall not be joined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

10. Tenant acknowledges and agrees to the following:

(a) Tenant has no right or option to purchase the Property, or any part thereof, either pursuant to the Lease or otherwise; and

(b) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LENDER:

By:

Name:

Title:

LANDLORD:	VALWOOD SERVICE CENTER I, LTD.,
a Texas general partnership
139 Diplomat, Inc. – general partner

By:
	Name:	T. Weldon Davis
	Title:	President – 139 Diplomat, Inc.

TENANT:	ORCHID CELLMARK INC.

By:

Name:

Title:

Exhibit G, page 3

EXHIBIT “H”

LANDLORD’S SUBORDINATION OF LIEN

ORCHID CELLMARK, INC.

BUILDING IA

VALWOOD SERVICE CENTER I

13988 Diplomat Drive, Farmers Branch, Texas

This agreement is made this      day of                      200  , by Valwood Service Center I, Ltd. (the “Landlord”), in favor of                                                                   (the “Lender”), whose address is                                                                                                           .

WHEREAS,                                                                           (the “Lender”), has or is about to enter into security transactions with Orchid Cellmark, Inc. (the “Debtor”), covering certain equipment, furniture and/or fixtures which are Integrated into the Demised Premises located at 13988 Diplomat Drive (excluding improvements and betterments to the Demised Premises), whether now owned or hereafter acquired by Debtor, and the proceeds and products thereof, and all replacements, substitutions, additions and accessions thereto (collectively the “Personal Property”); and

WHEREAS, the Personal Property is now or may be located in the future at the Demised Premises, described in Exhibit “A” attached hereto and by this reference incorporated herein (the “Demised Premises”); and

WHEREAS, the undersigned has an interest in the Demised Premises as owner and as lessor under a lease agreement between the undersigned, as lessor, and Debtor, as lessee, with respect to the Demised Premises (together with any amendments, modifications, supplements or renewals thereof, the Lease);

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, each of the undersigned agree as follows:

The undersigned subordinates, to the security interest of Lender, all rights of levy, destraint, possession or sale for unpaid rent or other payments due and payable to the undersigned with respect to the Personal Property.

The Personal Property may be installed on or otherwise affixed to the Demised Premises and shall not be deemed an accession or addition to or fixture or part of the Demised Premises but shall at all times be considered Personal Property.

Lender, or its representatives, may advertise and conduct a public auction or private sale of the Personal Property on the Premises and the undersigned shall not interfere with any such auction or sale. Lender shall repair or reimburse the undersigned lessor for the cost of repair of any damage to the Demised Premises caused by the removal of any of the Personal Property, normal wear and tear of Demised Premises excepted.

At the option of Lender, the Personal Property may remain upon the Demised Premises (without Lender being deemed to be taking possession of the Demised Premises) for a period of thirty (30) days after Lender’s receipt of written notice from the undersigned directing removal. During said thirty (30) day period, Lender shall pay rent to the undersigned lessor in an amount equal to the Base Rent, Operating Expenses and Additional Rent for such period, as provided under the Lease, prorated per diem on the basis of a thirty (30) day month, but without incurring any other obligation of Debtor.

The undersigned lessor agrees to give notice to Lender, no less then five (5) business days prior to lessor’s termination of the Lease due to Debtor’s default of any of the provisions of the Lease, at:

_____________________________

_____________________________

_____________________________

Attn: _________________________

Upon receipt of said notice, Lender shall thereupon have the right but not the obligation to cure such default within ten (10) days. Any failure by Lender to cure such default shall not otherwise affect the rights of Lender hereunder. Failure by the undersigned to give such notice shall not create any rights on behalf of Debtor to assert any claims against the undersigned.

This subordination is binding upon the undersigned and its heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Lender and the successors and assigns of same.

Dated as of this day of , 200

LANDLORD:	VALWOOD SERVICE CENTER I, LTD.
a Texas general partnership
By: 139 Diplomat, Inc. a general partner

By:
T. Weldon Davis – President – 139 Diplomat, Inc.